EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of Common Stock of Genesco Inc., a Tennessee corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
     The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
     This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of August 3, 2007.

OCTAVIAN MASTER FUND, L.P.

By: Octavian Global Partners, LLC
General Partner

By: Octavian Management, LLC
Managing Member

By:	/s/ Greg Racz

Name: Greg Racz
Title: President & Chief Operating Officer

OCTAVIAN GLOBAL PARTNERS, LLC

By: Octavian Management, LLC
Managing Member

By:	/s/ Greg Racz

Name: Greg Racz
Title: President & Chief Operating Officer

OCTAVIAN MANAGEMENT LLC

By:	/s/ Greg Racz

Name: Greg Racz
Title: President & Chief Operating Officer

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OCTAVIAN ADVISORS, LP

By: Octavian Asset Management, LLC,
General Partner

By:	/s/ Greg Racz

Name: Greg Racz
Title: President & Chief Operating Officer

OCTAVIAN ASSET MANAGEMENT LLC

By:	/s/ Greg Racz

Name: Greg Racz
Title: President & Chief Operating Officer

/s/ Greg Racz

Greg Racz

/s/ Richard Hurowitz

Richard Hurowitz

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